Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualstar announces the Q24™, an entry level LTO Tape Library designed for SMB and distributed deployment environments.

Simi Valley, CA (USA) April 3, 2014 – Qualstar Corporation (NASDAQ: QBAK), a manufacturer of data security and archive storage solutions and high efficiency power supplies, announces the release of Q24, an entry level LTO Tape Library designed for SMB and distributed deployment environments.

The Qualstar Q24 is designed to provide superior performance and value for backup, recovery and archiving environments. Feature-rich and compact in a 2U 19-inch rackmount form-factor, the Q24 offers outstanding capacity and throughput while providing a cost-effective solution. While compact in size, the Q24 offers throughput and capacity scaling by upgrading from one to two drives and from LTO5 to LTO6 technology thus offering tangible investment protection. Qualstar provides leading-edge technology based on industry standards that effectively offer outstanding performance at the right value point.

“We are delighted to add Q24 to our portfolio of products, which now extends from entry level to enterprise solutions. Our recent product announcements demonstrate Qualstar’s dedication to revitalizing and solidifying its future,” said Steven N. Bronson, Qualstar’s Chief Executive Officer.

Come see a live demo of the Q24 and mediaExeQ™ at NAB 2014 in Qualstar’s booth #SL13016.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar's products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or by phone at 805-583-7744.

Connect with Qualstar on LinkedIn or Twitter.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar's ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar's ability to successfully implement and recognize cost savings; Qualstar's ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar's new products; Qualstar's ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar's products; increased global competition and pricing pressure on Qualstar's products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar's filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC's website (www.sec.gov) or from Qualstar's website (www.qualstar.com).

CONTACT INFORMATION:

Heather Mayer, Director of Marketing

heather.mayer@qualstar.com

805-416-7001